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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


     The subsidiaries listed below are directly or indirectly wholly-owned and all are consolidated in the financial statements.



                                         STATE OR COUNTRY IN WHICH
             SUBSIDIARY NAME             INCORPORATED OR ORGANIZED

             Zemex Corporation                  Delaware

             Alumitech, Inc.                    Delaware

             Aluminum Waste Technology, Inc.    Delaware

             AWT Properties, Inc.               Ohio

             ETS Schaefer Corporation           Ohio

             The Feldspar Corporation           North Carolina

             Pyron Corporation                  New York

             Pyron Metal Powders, Inc.          Delaware

             Suzorite Mica Products Inc.        Ontario, Canada

             Suzorite Mineral Products, Inc.    Delaware

             Zemex Industrial Minerals, Inc.    Delaware